UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 3rd, 2008

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Robert Kainz as Chief Operating Officer

On June 3rd , 2008, Robert Kainz resigned from his positions of Chief Operating Officer and as a Director of King’s Road Entertainment, Inc. (the “Company”), effective immediately. His decision to resign is based upon personal reasons and not upon any actions taken by the Company or as a result of any disagreement with the Company. He remains as the Treasurer and Company Secretary.

A copy of this Report has been provided to Mr. Kainz. Mr. Kainz has been provided with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Report, and if not, stating the respects in which he does not agree. No such letter has been received by the Company.

On June 3rd, 2008, in accordance with the Company’s bylaws and a unanimous vote of the Company’s Board of Directors, Nicholas Chavez, 28, was elected to serve as Chief Operating Officer and also on the Board of Directors until the next annual shareholder meeting or until his successor has been elected. Mr. Chavez has no family relationships with any board member or affiliate.

Mr. Chavez has agreed to serve as Chief Operating Officer at an annual salary to be determined. Mr. Chavez employment is on an at-will basis and, except for an indemnification agreement executed at the time Mr. Chavez became Chief Operating Officer, there are no written agreements regarding his employment.

Prior to joining the Company, Mr. Chavez worked, from 2005 until 2007, as the president of RFID, Ltd. (“RFID”), a company which he founded. RFID focused on the application of radio frequency identification technology in corporate and governmental situations. From 2002 to 2005, Mr. Chavez was the co-founder and Chief Executive Officer of RideOnTime.com, which provided an online booking service to the ground transportation industry. Prior to working with RideOnTime.com, Mr. Chavez held executive positions, focusing on strategy and technical architecture design, at Accenture, Fujitsu and Siemens. Mr. Chavez is Chairman Emeritus of The Colorado Film Coalition, serves on the Board of Advisors for the Impact Film Fund, and is a member of CXO Colorado, The Colorado Film Commission, The National Management Association and the National Association of Record Industry Professionals.

Exhibit No.	Description
N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: June 3rd 2008	By:	/s/ Philip Holmes
Philip Holmes, President/CEO